Exhibit 10.1

August 22, 2008

BNP Paribas, as Lender and Administrative Agent

787 Seventh Avenue

New York, NY 10019

Deutsche Bank Trust Company Americas, as Collateral Agent and Depositary Agent

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, NY 10005

The Lender parties to the Credit

Agreement (as defined below)

Re:     Request for Consent and Amendment pursuant to Section 9.12(a) of the Credit Agreement (as defined below) and Section 10.1 of the Account Agreement (as defined in such Credit Agreement)

Ladies and Gentlemen:

1.             This Request for Consent and Amendment (the “Consent”) is delivered to you pursuant to (a) Section 9.12(a) of that certain Credit Agreement, dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the “Credit Agreement”), among BFE Operating Company, LLC (“Opco”), Buffalo Lake Energy, LLC (“Buffalo Lake”), Pioneer Trail Energy, LLC (“Pioneer Trail” and, together with Opco and Buffalo Lake, the “Borrowers”), Opco, as Borrowers’ Agent (the “Borrowers’ Agent”), the Lenders party thereto, BNP Paribas, as Administrative Agent and Arranger, and Deutsche Bank Trust Company Americas, as Collateral Agent and (b) Section 10.1 of that certain Collateral Account Agreement, dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the “Account Agreement”), among the Borrowers, the Borrowers’ Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and Deutsche Bank Trust Company Americas, as Depositary Agent and Securities Intermediary. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. The parties hereto agree that this Consent may be executed in counterparts.

2.             The Borrowers have requested that the Administrative Agent, the Collateral Agent and the Lenders (a) amend the Credit Agreement to (i) make the full Working Capital Loan Commitment available to the Borrowers prior to the Conversion Date, and (ii) effect certain other modifications and (b) consent to certain amendments to the Account Agreement, in each case upon the terms and conditions set forth herein.

3.             The Borrowers have further requested that the Collateral Agent and the Depositary Agent amend the Account Agreement to (a) permit the Borrowers to withdraw funds from the Project Revenues Collection Account on dates that are not Monthly Transfer Dates solely for the purchase of corn, natural gas, chemicals, enzymes, denaturant and electricity and (b) effect certain other modifications in furtherance of the requested amendments to the Credit Agreement, in each case upon the terms and conditions set forth herein.

4.             The parties hereto agree that Section 2.2(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Subject to and upon the terms and conditions set forth herein, each of the Working Capital Lenders agrees to make, from time to time during the Working Capital Availability Period, loans (each a “Working Capital Loan” and, collectively, the “Working Capital Loans”) to the Borrowers, which Working Capital Loans (i) shall at the option of the Borrowers’ Agent, be Base Rate Loans or Eurodollar Loans (provided, however, that, except as provided in Section 2.12, all Working Capital Loans comprising the same Borrowing shall at all times be of the same Type), (ii) shall be made and maintained in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) for any Working Capital Lender, in aggregate principal amount, together with the product of (x) such Working Capital Lender’s Letter of Credit Percentage, if any, and (y) the aggregate amount of all Letter of Credit Outstandings, shall not exceed the Working Capital Loan Commitment of such Lender and (v) shall mature on the Working Capital Loan Maturity Date; provided, that (a) each of the Working Capital Lenders agrees to make Working Capital Loans prior to the Conversion Date to the Borrowers, which shall be subject to clauses (i) through (v) above, for the sole purpose of purchasing corn directly from Cargill pursuant to the relevant Corn Supply Agreement (or pursuant to any other agreement or contract in form and substance acceptable to the Administrative Agent) and purchasing enzymes, chemicals, denaturant, gas, water, electricity and other utilities for the start-up, testing and operation of the Plants, in each case subject to Section 5.31; and (b) the proceeds of any Working Capital Loans to be made after August 15, 2008 shall be used for purchasing corn, enzymes, chemicals, denaturant, gas, water, electricity and other utilities that are delivered to the Borrowers not earlier than August 18, 2008 (for the avoidance of doubt, the proceeds of any Working Capital Loans shall not be available for reimbursement of any payments made by the Sponsor and/or any other Affiliates of the Borrowers for purchasing corn, enzymes, chemicals, denaturant, gas, water, electricity and other utilities).”

5.             The parties hereto agree that Section 3.5(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(e) Certificates. (i) Except in the case of any Borrowing of a Working Capital Loan for the purpose of purchasing corn from Cargill pursuant to the relevant Corn Supply Agreement (or pursuant to any other agreement or contract in form and substance acceptable to the Administrative Agent) and purchasing enzymes, chemicals, denaturant, gas, water, electricity and other utilities for the start-up, testing and operation of the Plants, the Administrative Agent shall have received, no later than three (3) Business Days before the date of the requested Borrowing or Letter of Credit, a certificate from the Borrowers’ Agent, dated as of the date of the requested Borrowing, demonstrating that all the Project Revenues available to the Borrowers pursuant to the Account Agreement shall have been fully utilized for working capital purposes by the Borrowers in respect of any requested Borrowing or Letter of Credit prior to the Provisional Acceptance of the earlier to occur of the Pioneer Trail Plant or the Buffalo Lake Plant. (ii) The Administrative Agent shall have received, no later than three (3) Business Days before the date of the requested Borrowing or Letter of Credit, a certificate from the Borrowers’ Agent, dated as of the date of the requested Borrowing, certifying that (A) the proceeds of the Working Capital Loans shall be used for the sole purpose of purchasing corn directly from Cargill pursuant to the relevant Corn Supply Agreement (or pursuant to any other agreement or contract in form and substance acceptable to the Administrative Agent) and purchasing enzymes, chemicals, denaturant, gas, water, electricity and other utilities for the start-up, testing and operation of the Plants, in each case subject to Section 5.31; and (B) the proceeds of any Working Capital Loans to be made after August 15, 2008 shall be used for purchasing corn, enzymes, chemicals, denaturant, gas, water, electricity and other utilities that are delivered to the Borrowers not earlier than August 18, 2008.”

6.             The parties hereto agree that Section 5.19 of the Credit Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, Buffalo Lake and Pioneer Trail shall be permitted to purchase from the Sponsor corn, natural gas and enzymes up to the quantities and for the prices not exceeding the respective prices set forth on Appendix B hereto, which corn, natural gas and enzymes in each case has been purchased by the Sponsor with its own funds and delivered to the Borrowers prior to August 15, 2008, provided that the Borrowers shall have delivered to the Administrative Agent at least one (1) Business Day prior to the date of such proposed purchase all invoices, title transfer and other documents (the “Purchase Documents”) evidencing such purchases and prices, in each case in form and substance reasonably satisfactory to the Administrative Agent, provided, further, that the Borrowers shall deliver to the Administrative Agent within five (5) Business Days after the date of such purchases evidence that each of Cargill, natural gas supplier and enzymes supplier has been paid in full in respect of the invoices referred to in Appendix B.”

7.             The parties hereto agree that Section 5.25(c)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i) purchase grain from Person(s) other than (x) prior to the Conversion Date and subject to Sections 5.16 and 5.19, the Sponsor, or (y) Cargill or require Cargill to purchase grain from Person(s) designated by such Borrower (other than pursuant to a corn supply agreement entered into to obtain replacement corn as a result of a default or breach by Cargill under the relevant Corn Supply Agreement) or”

8.             The parties hereto agree that Section 4.2 of the Account Agreement is hereby amended by adding the following new clause (e) at the end thereof:

“(e) In addition to the foregoing, the Borrower may request withdrawals and transfers of monies available in the Project Revenues Collection Account on any Business Day (other than the Monthly Transfer Date) selected by the Borrowers (each, an “Intra-Month Transfer Date”), subject in each case to the terms and conditions of this paragraph (e). The Depositary Agent shall make withdrawals and transfer of monies to the extent then available in the Project Revenues Collection Account in accordance with an Officer’s Certificate in the form attached hereto as Exhibit A-1 to be received by the Depositary Agent (with a copy to the Administrative Agent) before 11:00 a.m. (New York City time)

on the Intra-Month Transfer Date setting forth the amount to be withdrawn pursuant to this Section 4.2(e) and the Persons to whom (which can only be Cargill or (subject to Sections 5.16 and 5.19 of the Credit Agreement) the Sponsor or any natural gas supplier pursuant to the respective Project Document) and the address or wire transfer instructions required for such withdrawal (with respect to such Intra-Month Transfer Date, the “Intra-Month Transfer Certificate”), solely for the following purposes (so long as the Depositary Agent shall not have received on or prior to such Intra-Month Transfer Date a written objection from the Administrative Agent with respect to such Intra-Month Transfer Certificate stating that such Intra-Month Transfer Certificate does not comply with this Account Agreement or any other Financing Document):

(i)            for purchasing corn from (A) Cargill or (B) subject to Sections 5.16 and 5.19 of the Credit Agreement, the Sponsor, for the start up, testing and operation of the Plants as certified in such Intra-Month Transfer Certificate, provided that Borrowers shall not purchase more than seven million (7,000,000) bushels of corn (comprising of up to three million five hundred thousand (3,500,000) bushels of corn for each of the Buffalo Lake Plant and the Pioneer Trail Plant) in any calendar month;

(ii)           for purchasing natural gas for the start up, testing and operation of the Plants as certified in such Intra-Month Transfer Certificate, provided that Borrowers shall not (x) purchase more than six hundred thousand (600,000) MMBTUs of natural gas (comprising of up to three hundred thousand (300,000) MMBTUs of natural gas for each of the Buffalo Lake Plant and the Pioneer Trail Plant) in any calendar month and (y) make more than two purchases of natural gas in any calendar month; and

(iii)          for purchasing denaturant, enzymes, chemicals and electricity for the start up, testing and operation of the Plants as certified in such Intra-Month Transfer Certificate, provided that Borrowers shall not (x) spend more than $1,074,000 in the aggregate for purchases of denaturant, $504,000 in the aggregate for purchases of enzymes, $764,000 in the aggregate for purchases of chemicals and $901,000 in the aggregate for purchases of electricity, in each case in any calendar month and (y) make more than two purchases of electricity in any calendar month.”

9.             The parties hereto agree that Exhibit A (Form of Transfer Date Certificate) to the Account Agreement is hereby amended by adding the following new paragraph 16:

“16.         The [corn][natural gas][enzymes] proposed to be purchased by the Borrowers pursuant to this Transfer Date Certificate is permitted to be purchased pursuant to Section 5.19 of the Credit Agreement. After giving effect to [corn][natural gas][enzymes] purchased pursuant to this Transfer Date Certificate, the aggregate quantity of [corn purchased by the Borrowers from the Sponsor equals [        ] bushels][natural gas purchased by the Borrowers from the Sponsor equals [        ] MMBTUs][enzymes purchased by the Borrowers from the Sponsor equals [        ]], which is not in excess of

the aggregate quantities of [corn][natural gas][enzymes] permitted to be purchased pursuant to Section 5.19 of the Credit Agreement.”

10.           The parties hereto agree that the Account Agreement is hereby amended by adding Exhibit A-1 “Form of Intra-Month Transfer Certificate” to the Account Agreement as set forth on Appendix A hereto.

11.           In order to induce the Administrative Agent and the Lenders to enter into this Consent, each of the Borrowers:

(a)           represents and warrants that no Default or Event of Default has occurred and is continuing on the date hereof;

(b)           agrees that this Consent constitutes a Financing Document;

(c)           agrees to take any and all action as may be reasonably necessary promptly to enforce its rights and to collect any and all sums due to it from Cargill pursuant to the Project Documents (including by invoicing Cargill in accordance with the applicable Project Documents and providing written notice to Cargill of Cargill’s failure to pay any amount that is due to such Borrower) and, upon request of the Administrative Agent, to submit to the Administrative Agent copies of correspondence to and/or from Cargill relating to ethanol and distiller’s grain; and

(d)           agree to pay or cause to be paid by the Sponsor a consent fee (the “Consent Fee”) equal to twenty-five thousand Dollars ($25,000) for each Lender that executes this Amendment, which Consent Fee shall be paid to the Administrative Agent for distribution to each such Lender. The Consent Fee shall be due and payable on the first date on which any transfer is made from the Project Revenues Collection Account after the date hereof.

12.           Pursuant to Section 9.12(a) of the Credit Agreement, the Administrative Agent and the Lenders that are signatories to this Consent hereby approve the amendments to the Credit Agreement set forth in this Consent and the amendments to the Account Agreement set forth in this Consent.

13.           Pursuant to Section 9.12(a) of the Credit Agreement and Section 10.1 of the Account Agreement, the Lenders hereby authorize and direct the Administrative Agent and the Collateral Agent to execute and deliver this Consent and any other documents which may be reasonably necessary to give effect to the amendments and consents contained in this Consent.

14.           Pursuant to Section 10.1 of the Account Agreement, the Administrative Agent hereby authorizes and directs the Collateral Agent to execute and deliver this Consent and any other documents which may be reasonably necessary to give effect to the amendments and consents contained in this Consent.

15.           Except as expressly amended hereby, all terms and conditions contained in the Credit Agreement and all other Financing Documents shall remain unchanged and in full force and effect in accordance with their respective terms.

16.         The Lenders and the Agents expressly reserve the option to exercise any and all rights and remedies afforded to them (i) as a result of any Default or Event of Default or (ii) that may otherwise be available to them under the Credit Agreement or other Financing Documents or applicable law, and nothing in this Consent, other than the matters specifically set forth in this Consent, shall constitute a waiver of, or an agreement to forebear from the exercise of, any of such rights and remedies. This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement (or of any provision beyond the specific waivers granted hereby) or any other Financing Document.

17.         THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

18.         This Consent shall become effective as of the date first written above (the “Effective Date”) upon the following condition having been fully satisfied: each of the parties hereto shall have executed and delivered (including by way of facsimile or electronic “pdf” format) to the Administrative Agent duly executed counterparts of this Consent.

Appendix A to Consent

EXHIBIT A-1
to
Collateral Account Agreement

[FORM OF INTRA-MONTH TRANSFER CERTIFICATE]

[DATE]

Deutsche Bank Trust Company Americas,
as Depositary Agent under the

Account Agreement referred to below

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, New York 10005

Attention: Manager, Project Finance Group

cc:	BNP Paribas,
as Administrative Agent
787 Seventh Avenue, 11th Floor
New York, New York 10019
Attention: Barette Palmer

Re:          Collateral Account Agreement, dated as of September 25, 2006, among BFE Operating Company, LLC (“Opco”), Buffalo Lake Energy, LLC (“Buffalo Lake”), Pioneer Trail Energy, LLC (“Pioneer Trail” and together with Opco and Buffalo Lake, the “Borrowers”), Opco, as the Borrowers’ Agent, Deutsche Bank Trust Company Americas (the “Collateral Agent”), and Deutsche Bank Trust Company Americas (the “Depositary Agent”) (such Collateral Account Agreement, as amended, supplemented or modified and in effect from time to time, the “Account Agreement”).

Ladies and Gentlemen:

This Certificate (the “Intra-Month Transfer Certificate”) is delivered to you pursuant to Section 4.2(e) of the Account Agreement and covers the amount of monies to be withdrawn and transferred from the Project Revenues Collection Account on                   , 20    (herein referred to as the “Intra-Month Transfer Date”) to the extent available in accordance with the instructions set forth herein. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Credit Agreement dated as of September 25, 2006, among the Borrowers, Opco, as the Borrowers’ Agent, the various financial institutions party thereto from time to time, as Lenders, Deutsche Bank Trust Company Americas, as Collateral Agent, and

BNP Paribas, as Administrative Agent and Arranger (as amended, supplemented or modified and in effect from time to time, the “Credit Agreement”). With respect to this Intra-Month Transfer Certificate, the Borrower hereby certifies as follows(1):

1.     The aggregate amount to be withdrawn and transferred from the Project Revenues Collection Account in accordance with this Intra-Month Transfer Certificate on the Intra-Month Transfer Date is $                     .

2.     Set forth on Annex A attached hereto is the following information: (a) the name of each Person to whom any payment is to be made from the amounts described in paragraph 1 above and the address or wire transfer instructions required for such payments, (b) the amount of such payment or transfer and (c) the purpose of such payment or transfer.

3.     Attached hereto as Attachment I are copies of all invoices, payment applications and other written information with respect to each item set forth on Annex A. The proposed application of amounts to be withdrawn from the Project Revenues Collection Account pursuant to this Intra-Month Transfer Certificate complies with the applicable requirements contained in the Credit Agreement and the Account Agreement.

4.     The amount of money requested to be transferred under this Intra-Month Transfer Certificate from the Project Revenues Collection Account does not exceed the amount permitted to be expended for Operation and Maintenance Expenses during such Monthly Period with respect to such Plant pursuant to the Credit Agreement, taking into account, for this purpose, all other amounts requested to be transferred in respect of such period pursuant to a Transfer Date Certificate or any other Intra-Month Transfer Certificate.

5.     All Project Revenues received by the Borrower since the date of the most recent Monthly Transfer Date Certificate or Intra-Month Transfer Certificate have been deposited in the Project Revenues Collection Account in accordance with the terms of the Credit Agreement and the Account Agreement.

6.     After giving effect to corn purchased pursuant to this Intra-Month Transfer Certificate, the aggregate quantity of corn purchased this calendar month for the Buffalo Lake Plant equals [         ] bushels, which is not in excess of the three million five hundred thousand (3,500,000) bushels permitted to be purchased in respect of the Buffalo Lake Plant pursuant to Section 4.2(e) of the Account Agreement.

7.     After giving effect to corn purchased pursuant to this Intra-Month Transfer Certificate, the aggregate quantity of corn purchased this calendar month for the Pioneer Trail Plant equals [         ] bushels, which is not in excess of the three million five hundred thousand (3,500,000) bushels permitted to be purchased in respect of the Pioneer Trail Plant pursuant to Section 4.2(e) of the Account Agreement.

(1) Insert appropriate bracketed text and delete the bracketed text that is not relevant.

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8.     The [corn][natural gas][enzymes] proposed to be purchased by the Borrowers pursuant to this Intra-Month Transfer Certificate is permitted to be purchased pursuant to Section 5.19 of the Credit Agreement. After giving effect to [corn][natural gas][enzymes] purchased pursuant to this Intra-Month Transfer Certificate, the aggregate quantity of [corn purchased by the Borrowers from the Sponsor equals [         ] bushels][natural gas purchased by the Borrowers from the Sponsor equals [         ] MMBTUs][enzymes purchased by the Borrowers from the Sponsor equals [         ]], which is not in excess of the aggregate quantities of [corn][natural gas][enzymes] permitted to be purchased pursuant to Section 5.19 of the Credit Agreement.

9.     After giving effect to this Intra-Month Transfer Certificate, the Borrower has withdrawn money from the Project Revenues Collection Account no more than two times this calendar month (excluding any withdrawal pursuant to a Transfer Date Certificate) for the purchase of (a) natural gas and (b) electricity.

10.   After giving effect to this Intra-Month Transfer Certificate, the aggregate quantity of natural gas purchased this calendar month for the Buffalo Lake Plant equals [         ] MMBTUs, which is not in excess of the three hundred thousand (300,000) MMBTUs permitted to be purchased in respect of the Buffalo Lake Plant pursuant to Section 4.2(e) of the Account Agreement.

11.   After giving effect to this Intra-Month Transfer Certificate, the aggregate quantity of natural gas purchased this calendar month for the Pioneer Trail Plant equals [         ] MMBTUs, which is not in excess of the three hundred thousand (300,000) MMBTUs permitted to be purchased in respect of the Buffalo Lake Plant pursuant to Section 4.2(e) of the Account Agreement.

12.   After giving effect to this Intra-Month Transfer Certificate, the aggregate amount spent this calendar month for the purchases of denaturant equals $[         ], which is not in excess of $1,074,000 permitted to be spent for the purchases of denaturant pursuant to Section 4.2(e) of the Account Agreement.

13.   After giving effect to this Intra-Month Transfer Certificate, the aggregate amount spent this calendar month for the purchases of enzymes equals $[         ], which is not in excess of $504,000 permitted to be spent for the purchases of enzymes pursuant to Section 4.2(e) of the Account Agreement.

14.   After giving effect to this Intra-Month Transfer Certificate, the aggregate amount spent this calendar month for the purchases of chemicals equals $[         ], which is not in excess of $764,000 permitted to be spent for the purchases of chemicals pursuant to Section 4.2(e) of the Account Agreement.

15.   After giving effect to this Intra-Month Transfer Certificate, the aggregate amount spent this calendar month for the purchases of electricity equals $901,000, which is not in excess of $[         ] permitted to be spent for the purchases of electricity pursuant to Section 4.2(e) of the Account Agreement.

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Very truly yours,

BFE OPERATING COMPANY, LLC, as Borrowers’ Agent

By
Name:
Title:

4

Annex A to Exhibit A-1

INTRA-MONTH TRANSFER CERTIFICATE DATED             , 20

INSTRUCTIONS

Transfer Date:              , 20

On the Intra-Month Transfer Date, the Borrowers’ Agent instructs the Depositary Agent to transfer monies on deposit in the Project Revenues Collection Account in the aggregate amount of $                  as follows:

Payee(2) Name, Address and Wire Transfer Instructions	Amount	Purpose

[Purchase of corn from [Cargill] [the Sponsor]] [Purchase of natural gas from [         ] pursuant to [         ](3)][Purchase of denaturant from [         ] pursuant to [         ](4)][Purchase of enzymes from [         ] pursuant to [         ](5)][Purchase of chemicals from [         ] pursuant to [         ](6)][Purchase of electricity from [         ] pursuant to [         ](7)]

(2) Pursuant to Section 4.2(e) of the Account Agreement, the payee can only be Cargill or (subject to Sections 5.16 and 5.19 of the Credit Agreement) the Sponsor or any natural gas supplier pursuant to the respective Project Document.

(3) Specify the applicable Project Document.

(4) Specify the applicable Project Document

(5) Specify the applicable Project Document.

(6) Specify the applicable Project Document.

(7) Specify the applicable Project Document.

Attachment I

Appendix B to Consent

BUFFALO LAKE AND PIONEER TRAIL
Purchases for August 2008	Appendix B

Vendor	Invoice #	Description	Load Date	Paid Date	Bushels	Invoice Price Per Bushel	Spot Price Per Bushel	Subtotal	Other Fees	Project Entity Invoice Total	Parent Company Invoice Total	Comments

Cargill	CFAI-AH 9272069	BLE Corn Purchase	8/5/2008	8/8/2008	145,674.37	5.68	4.99	726,915.11	8,115.51	735,030.62	1,045,818.39	Already paid by Parent Company

Cargill	CWOR-AH 9262074	PTE corn purchases	8/6/2008		16,953.04	5.89	4.90	83,069.90	920.09	83,989.99	99,053.58
Cargill	CFAI-AH 9272070	BLE corn purchases	8/6/2008		170,272.86	5.65	4.82	820,715.19	10,115.51	830,830.70	1,025,026.10
Cargill	CWOR-AH 9262075	PTE corn purchases	8/7/2008		134,545.84	5.68	5.04	678,111.03	7,574.53	685,685.56	778,031.81
Cargill	CFAI-AH 9272071	BLE corn purchases	8/7/2008		157,261.78	6.65	4.96	780,018.43	9,382.76	789,401.19	1,071,904.49
Cargill	CWOR-AH 9262076	PTE corn purchases	8/8/2008		67,416.00	7.03	4.81	324,270.96	3,950.91	328,221.87	469,650.98
Cargill	CFAI-AH 9272072	BLE corn purchases	8/8/2008		164,635.98	6.82	4.73	778,728.19	9,602.41	788,330.60	1,134,078.29
BP Canada	None	BLE natural gas								728,632.50	728,632.50
Novozymes	8706766, 8706764, 8707127	BLE & PTE enzymes								291,064.76	291,064.76

					856,759.87					5,261,187.78	6,643,260.90

Spot price per bushel is based on CPBOT price for the load date then adjusted downward $.18 and $.26 for PTE and BLE respectively for local basis adjustment.

Date	Spot	PTE	BLE
08/01/08	$5.65	$5.47	$5.39
08/04/08	$5.36	$5.18	$5.10
08/05/08	$5.25	$5.07	$4.99
08/06/08	$5.08	$4.90	$4.82
08/07/08	$5.22	$5.04	$4.96
08/08/08	$4.99	$4.81	$4.73
08/11/08	$4.97	$4.79	$4.71
08/12/08	$5.09	$4.91	$4.83
08/13/08	$5.39	$5.21	$5.13
08/14/08	$5.58	$5.40	$5.32
08/15/08	$5.30	$5.12	$5.04